Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report for the Steelcase Inc. 401(k) Retirement Plan (the “Plan”) on Form 11-K for the period ended February 28, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James P. Hackett, in my capacity as Chief Executive Officer of Steelcase Inc., hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

/s/ JAMES P. HACKETT Name: James P. Hackett Title: President and Chief Executive Officer Date: August 26, 2003